Exhibit 10

2010 Non-Employee Directors’ Stock Plan

1.           Establishment of Plan; Purpose.  ENB Financial Corp (the “Corporation”) hereby establishes the ENB Financial Corp 2010 Non-Employee Directors’ Stock Plan (the “Plan”).  The purpose of the Plan is to provide non-employee directors of the Corporation and The Ephrata National Bank (the “Bank”) with a convenient method of acquiring shares of the Corporation’s common stock, $0.20 par value per share (“Common Stock”).  The board of directors of the Corporation believes that increasing the financial interest in the Corporation of directors of the Corporation and the Bank will create a unity of purpose and identity and will be beneficial to the growth of the Corporation and the Bank.  Subject to appropriate adjustment as required in connection with any change in the capital structure of the Corporation, a maximum of 50,000 shares of Common Stock will be available under the Plan.

2.           Eligibility.  Any person who serves as a member of the board of directors of the Corporation or the Bank but who is not a salaried employee or officer of the Corporation or Bank (a “Non-Employee Director”) is eligible to participate in the Plan.  A Non-Employee Director will be eligible to become a participant in the Plan on the first day of the individual’s term as a Non-Employee Director.

3.           Election to Participate.  Non-Employee Directors may elect to participate in the Plan by signing a written election on a form provided by the Corporation for that purpose and submitting it to the Corporation, directed to the attention of the Chairperson of the Corporation’s Compensation Committee.  The participant may elect to have up to 100% (whole percentages only) of the director’s fees payable to the participant under the Corporation’s and Bank’s compensation policies for directors in effect from time to time rounded down to the nearest cent (“Director’s Compensation”) paid in shares of Common Stock with the balance to be paid in cash.

An election to participate in the Plan will be effective on the date indicated in the acknowledgment of commencement date issued to the participant by the Corporation.  Such election may be changed by the Non-Employee Director provided a new election form is submitted at least fifteen days prior to the end of any calendar quarter, effective as of the first day of the following calendar quarter, so long as the change in election does not violate the Corporation’s Insider Trading Policy in effect at the time of the change of election.  Depending upon each participant’s election, the percentage of the Director’s Compensation to be paid in Common Stock will be held in an account by the Corporation on behalf of each participant (the “Participant Cash Account”).  The Corporation will have no obligation to pay interest on the balances in Participant Cash Accounts.

4.           Issuance of Shares.  The amounts credited to Participant Cash Accounts at the end of each month will be used to purchase and applied against the purchase price of Common Stock.  Each Participant Cash Account will be debited monthly.  The purchase price for each share of Common Stock will be the average of the high and low prices per share of Common Stock as quoted on the OTC Bulletin Board (or the closing price if the Corporation’s Common Stock is listed on a securities exchange) on the last business day of each calendar month (“Market Value”) (or, in the event that the common stock is not traded on such date, on the immediately preceding trading date).  Stock will be issued by the Corporation directly to the Plan participant once each calendar year in the month of January.

The Corporation will maintain an account for each participant reflecting the number of shares of Common Stock deemed to have been purchased each month and to be issued at year-end (the “Participant Stock Account”), calculated by dividing the balance of the Participant Cash Account on the last business day of each calendar month by the Market Value as of that date.  No fractional shares will be purchased or issued; instead, any cash balance remaining in a Participant Cash Account after application toward the purchase of the maximum number of whole shares in a given month will be carried over and applied to the purchase price of Common Stock in the next calendar month.

Stock will be issued by the Corporation once annually as soon as practicable after the calendar year for the number of shares of Common Stock credited to the Participant Stock Accounts but no later than January 31st.  The share certificates will be issued in the name of the Plan participant alone or, at the Plan participant’s written election, in the joint names of the Plan participant and his or her spouse or to a trust created by the participant.  Share certificates will be mailed to the Plan participant directly by Registrar and Transfer Company, as transfer agent for the Common Stock.  Until the issuance of stock certificates, no right to vote or any other rights as a shareholder (except as expressly provided herein) shall exist with respect to the Common Stock reflected in Participant Stock Accounts.  Any cash amounts remaining in Participant Cash Accounts as of the end of each calendar year will be carried forward for investment under the Plan during the next succeeding year unless a participant has terminated his participation in the Plan in which case the Participant Cash Account will be distributed to such person.

If the number of shares to be issued under the Plan exceeds the number of available shares, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and it shall determine to be equitable.  The remaining balance of the Participant Cash Account shall be returned to the participant as promptly as possible.

5.           Termination of Participation; Vesting.  A participant will cease to be eligible to participate in the Plan upon termination of service as a Non-Employee Director, whether by reason of death, resignation or otherwise.  Participants also may voluntarily elect to cease participation in the Plan by giving written notice of withdrawal to the Corporation.

Upon termination of participation (whether by cessation of eligibility, death or voluntary withdrawal), all cash in the Participant Cash Account as of the date of such termination will be returned to the participant as promptly as possible, if living.  If the participant is not then living, the balance in the Participant Cash Account will be paid in accordance with the participant’s written election.  Upon termination of participation (whether by cessation of eligibility, death or voluntary withdrawal), any stock credited to the Participant Stock Account will be issued to the Plan participant alone or, at the Plan participant’s written election, in the joint names of the Plan participant and his or her spouse, to a trust created by the participant, or, in the case of death, to the participant’s estate or indicated beneficiaries, as promptly as possible.  Share certificates will be mailed to the Plan participant directly by Registrar and Transfer Company, as transfer agent for the Common Stock.  A participant who has withdrawn from participation in the Plan may, if otherwise eligible, again participate in the Plan by following the procedures specified in Section 3 above.  The right to receive the balance of the Participant Cash Account and the right to receive shares of Common Stock represented by the Participant Stock Account will not be subject to forfeiture for any reason.

6.           Administration.  The Plan shall be administered by the Compensation Committee of the Corporation (the “Committee”).  The Committee shall have the authority to adopt rules and regulations for carrying out the Plan and sole and absolute discretion to interpret, construe, and implement the provisions of the Plan.  The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee and may delegate its authority to administer the Plan to persons not serving on the Committee.  All determinations and interpretations made by the Committee regarding the Plan will be final, conclusive, and binding on all parties unless otherwise determined by the board of directors of the Corporation.  All expenses of administration of the Plan will be paid by the Corporation.

7.           Amendment; Termination.  The Corporation reserves the right to amend the Plan prospectively or retroactively, in whole or in part, or to terminate the Plan at any time and from time to time, provided that an amendment or termination may not reduce or revoke the balance of a Participant Cash Account or the number of shares of Common Stock accrued and the amounts represented by them in a Participant Stock Account as of the later of the date of adoption of the amendment or the effective date of the amendment or termination.  However, the provisions of Section 3 shall not be amended more than once every six months to the extent such restriction is necessary to ensure that Common Stock paid under the Plan are exempt from short-swing profit recovery rules of Section 16(b) of the Securities Exchange Act of 1934, as amended.

In the event of a dissolution or liquidation of the Corporation or a Change of Control (as defined below), the Plan will terminate prior to the consummation of such action, unless otherwise provided by the Board of Directors. All cash in the Participant Cash Account and all stock credited in the Participant Stock Account will be handled in the manner described in Section 5 prior to the consummation of the dissolution, liquidation, or Change of Control.

A “Change of Control” means the sale of all or substantially all of the Corporation’s assets, or a merger, consolidation or other capital reorganization of the Corporation with or into another corporation, or any other transaction or series of related transactions in which the Corporation’s stockholders immediately prior thereto own less than 50% of the voting stock of the Corporation (or its successor or parent) immediately thereafter.

Notice of any Plan amendment will be provided to all current Plan participants within thirty (30) days following the date of such amendment.  In addition, the Plan shall terminate automatically on the tenth anniversary of the Effective Date or at any time where the number of shares to be issued under the Plan exceeds the number of reserved shares available for issuance, subject to the allocation described in Section 4.

8.           Notice.  Any notice under this Agreement will be effective when delivered in person or when sent by certified mail, return receipt requested.  The address of the Corporation for receipt of notices is 31 East Main Street, Ephrata, PA 17522, Attention:  Compensation Committee Chairperson.  The address of participants for purposes of notices will be as specified in the election form submitted by each participant, or any changed address as to which a participant will have given notice to the Corporation in accordance with the terms of this Section.

9.           Tax Consequences.  Each Plan participant will receive annually a report on IRS Form 1099, reflecting the total amount of Director’s Compensation earned by such individual during the preceding calendar year.  The amount indicated on the IRS Form 1099 will be the full amount of such compensation, regardless of whether some or all of such fees have been applied to purchase Common Stock under the Plan.  To the extent that amounts paid under the Plan are deemed to be net earnings from self-employment, each director will be responsible for any taxes payable under federal, state, or local law.  Plan participants are encouraged to seek their own tax and financial planning advice with respect to participation in the Plan.

10.           Assignment.  Amounts promised under the Plan will not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance or charge, whether voluntary or involuntary, by the participant, even if directed under a qualified domestic relations order or other divorce order.  An interest in any amount will not provide collateral or security for a debt of a participant or be subject to garnishment, execution, assignment, levy or to another form of judicial or administrative process or to the claim of a creditor of a participant through legal process or otherwise.

Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, will be void and will not be recognized.  Any attempt to do so may be treated as an election to withdraw from participation in the Plan.

11.           Source of Stock.  Shares of Common Stock issued pursuant to the Plan will come from the authorized but unissued shares or treasury shares of the Corporation.

12.           Adjustments for Dividends.  If the Corporation should declare a cash or stock dividend or distribution on its issued and outstanding stock, the amount of any cash dividend will be credited to each Participant Cash Account, based upon the number of shares credited to each Participant Stock Account as of the record date for such dividend, and any stock dividend or distribution will be credited to each participant’s Participant Stock Account, based upon the number of shares credited to each Participant Stock Account as of the record date for such dividend.  The balances of the Participant Cash Accounts and the Participant Stock Accounts will be subject to such other adjustments as are appropriate and equitable in the circumstances upon any other change in the capital structure of the Corporation.

13.           Resale of Shares.  The Corporation may impose such restrictions on the sale or other disposition of shares paid under the Plan as Corporation deems necessary to comply with applicable securities laws.  Certificates for shares paid under the Plan may bear such legends as the Corporation deems necessary to give notice of such restrictions.

14.           Effective Date.  The effective date of the Plan is June 1, 2010 (the “Effective Date”).  Each Plan provision applies until the effective date of an amendment of that provision.

15.           Compliance with Law and Other Conditions.  No shares shall be issued under the Plan prior to compliance by the Corporation, to the satisfaction of counsel, with any applicable laws.  The Corporation shall not be obligated to (but may in its discretion) take any action under federal or state securities laws (including registration or qualification of the Common Stock) necessary for compliance therewith in order to permit the payment of shares hereunder, except for actions (other than registration or qualification) that may be taken by the Corporation without unreasonable effort or expense and without the incurrence of any material exposure to liability.

16.           Governing Law.  The Plan shall be construed, administered, regulated, and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the Commonwealth of Pennsylvania.  The Plan shall be binding on the Corporation and any successor in interest of the Corporation.

17.           Severability.  If any provision of this Plan is determined to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect the remaining provisions of this Plan.  However, such invalid, illegal, or unenforceable provisions shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

18.           Miscellaneous.  A participant will be an unsecured general creditor of the Corporation as to the payment of any benefit under the Plan.   The right of any participant to be paid the amount promised in the Plan will be no greater than the right of any other general, unsecured creditor of the Corporation.  Nothing contained in the Plan will be deemed to create a trust or fiduciary relationship of any kind for the benefit of any participant.  This will be an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended.  Benefits provided in the Plan constitute only an unsecured contractual promise to pay in accordance with the terms of the Plan by the Corporation.

ENB Financial Corp
2010 Non-Employee Directors’ Stock Plan

Election Form

I, ______________________, a Non-Employee Director of the Corporation and the Bank, hereby elect to participate in the Plan and to receive Common Stock in accordance with the Plan and this election form.
I elect to receive ______% of my Director’s Compensation in Common Stock and authorize the Corporation to allocate such percentage in a Participant Cash Account on my behalf in accordance with the terms of the Plan.
I understand that I may amend the extent of my participation in the Plan or terminate my participation in the Plan in accordance with the terms of the Plan.
I request that when the Common Stock is issued in accordance with the Plan quarterly, the shares be issued (choose one):

☐  Solely in my name;
☐  Jointly with my spouse whose name is ________________________; or
☐  In the name of the following trust: ___________________________

I have received and read a copy of the complete Plan and understand that my participation in the Plan is in all respects subject to the terms of the Plan and the elections made in this election form and that all capitalized terms contained in this election form have the same meaning as in the Plan.

To the extent the Common Stock issued under the Plan is to be issued solely in my name, in the event of my death, I hereby designate the following as my beneficiaries to receive all payments and shares due to me under the Plan:

Full Name	Relationship	Street	City, State, Zip Code

IN WITNESS WHEREOF, I hereby agree to be legally bound by the terms of the Plan and this election form.

Director:	Spouse: (Only required if beneficiary is not spouse)

Name	Name

SS#	SS#

Street	Street

City, State, Zip Code	City, State, Zip Code

Signature	Signature

Date	Date

ENB Financial Corp
2010 Non-Employee Directors’ Stock Plan

Notice of Withdrawal

I, ____________________________, hereby elect to withdraw my participation in the ENB Financial Corp 2010 Non-Employee Directors’ Stock Plan (the “Plan”).  I understand that any balance in my Participant Cash Account will be returned to me in accordance with the Plan.  Furthermore, I understand that any stock credited to my Participant Stock Account will be issued in accordance with the Plan.

Such shares are to be issued (choose one):

☐  Solely in my name;
☐  Jointly with my spouse whose name is ________________________; or
☐  In the name of the following trust: ___________________________

I understand that I may again elect to participate in the Plan in accordance with the election procedures of the Plan.

Date:
Signature of Director